As filed with the Securities and Exchange Commission on May __, 2008

Registration No. 333- 131841

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

NUCRYST Pharmaceuticals Corp.
(Exact Name of Registrant as Specified in its Charter)

Alberta, Canada (State or Other Jurisdiction of Incorporation or Organization)	Not applicable (I.R.S. Employer Identification No.)

50 Audubon Road, Suite B Wakefield, Massachusetts	01880
(Address of Principal Executive Offices)	(Zip Code)

NUCRYST Pharmaceuticals Corp.
1998 Equity Incentive Plan (as amended)
(Full Title of the Plan)

Carol L. Amelio
Vice President – General Counsel
NUCRYST Pharmaceuticals Corp.
50 Audubon Road, Suite B
Wakefield, Massachusetts 01880
(Name and Address of Agent For Service)
(781)- 224-1444
(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☑

EXPLANATORY NOTE
          On March 19, 2008, the Board of Directors of NUCRYST Pharmaceuticals Corp., an Alberta, Canada corporation (the “Company”) approved an amendment (the “Amendment”) to the Company’s 1998 Equity Incentive Plan (the “Plan”). The Company’s stockholders subsequently approved the Amendment on May 8, 2008. The purpose of the Amendment was, among other things, to increase the number of common shares reserved for issuance in respect of awards granted under the Plan to an amount which is equal to 15% of the issued and outstanding common shares of the Company. The text of the Plan is set forth as Exhibit 4.7 hereto.
          This Post-Effective Amendment of Form S-8 amends the Registration Statement on Form S-8 filed on February 14, 2006 (File No. 333-131841).
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8.     Exhibits.
     The following documents are filed as exhibits to this Registration Statement:

Exhibit	Document Description

4.7	NUCRYST Pharmaceuticals Corp. 1998 Equity Incentive Plan, as amended through May 8, 2008,
Incorporated by reference to Exhibit 10.55 to the Company’s current report on Form 8-K filed on May 14, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Saskatchewan, Alberta, Canada on May 14, 2008.

NUCRYST PHARMACEUTICALS CORP.
By:	/s/ Thomas E. Gardner
Thomas E. Gardner
Chairman, President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Amendment to the registration statement has been signed by the following persons in the capacities indicated May 14, 2008.

Name	Title

/s/ Thomas E, Gardner Thomas E. Gardner	President and Chief Executive Officer (Principal Executive Officer) Director
/s/ David B. Holtz David B. Holtz	Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)
/s/ Barry M. Heck Barry M. Heck	Director
/s/ Neil Carragher Neil Carragher	Director
/s/ Roger G.H. Downer Roger G.H. Downer	Director
Richard Zahn	Director
David Poorvin	Director